Exhibit 3.11

ARTICLES OF ORGANIZATION

OF

LIFECARE MANAGEMENT SERVICES, L.L.C.

STATE OF LOUISIANA

PARISH OF CADDO

BEFORE THE UNDERSIGNED NOTARY PUBLIC, duly commissioned and qualified, in and for the Parish of Caddo, State of Louisiana, and in the presence of the witnesses hereinafter named and undersigned:

PERSONALLY CAME AND APPEARED:

David B. LeBlanc, a resident of Bossier Parish, Louisiana, and Ann M. George, a resident of Caddo Parish, Louisiana, both competent majors, with majors address of 1128 Louisiana Avenue, Suite E, Shreveport, Louisiana, 71124-0506

(hereinafter jointly referred to as the “Organizers”)

who declared to me, in the presence of the undersigned competent witnesses, that availing themselves of the provisions of applicable Louisiana Law, and particularly La. R.S. 12:1301, et. seq., they do hereby organize a Limited Liability Company in accordance with these Articles of Organization:

ARTICLE 1

NAME

The name of this Limited Liability Company is: LIFECARE MANAGEMENT SERVICES, L.L.C (the “Company”).

ARTICLE 2

PURPOSE

This Company is formed to engage in any lawful activity for which limited liability companies may be formed under Louisiana law.

ARTICLE 3

TERMINATION

A. The Company shall terminate on the first to occur of any of the following terminating events unless continued within ninety (90) days of the terminating event in accordance with the provisions of the Operating Agreement, to-wit:

(i)	December 31, 2024; or

(ii)	The death, interdiction, withdrawal expulsion, bankruptcy, dissolution of a Member or the occurrence of any other event which terminates the continued Membership of a Member in the Company.

B. The Company shall terminate prior to the occurrence of a terminating event upon vote of the Members in accordance with provisions of the Operating Agreement.

ARTICLE 4

LIMITATIONS ON AUTHORITY OF MEMBERS

No Member shall have the authority to bind the Company except in his capacity as a Manager of the Company as hereinafter set forth.

ARTICLE 5

MANAGEMENT

A. The Company shall be managed by Managers. The number and qualifications of the Managers shall be as set forth in the Operating Agreement. The names and addresses of the initial Managers who shall serve until their successors are elected are ss follows:

Name	Address
David B. Leblanc	1128 Louisiana Avenue, Suite E Shreveport, Louisiana 71134-0506

Ann M. George	1128 Louisiana Avenue, Suite E Shreveport, Louisiana 71134-0506

B. Any Manager may act on behalf of the Company and is a, mandatory and agent of the Company for all matters in the ordinary course of business.

C. The Operating Agreement contains certain restrictions on the authority of the Managers to act other than in the ordinary course of business of the Company. Any person dealing with the Company may rely upon a certificate of David B. Leblanc or Ann M. George, to establish the membership of any Member, the authenticity of any records of the Company, or the authority of any person to act on behalf of the Company, including, but not limited to, the authority to take any one or more of the following actions:

(i)	The dissolution and winding up of the Company.

(ii)	The sale, exchange, lease, mortgage, pledge, or other transfer of all or substantially all of the assets of the Company.

(iii)	The merger or consolidation of the Company.

(iv)	The incurrence of indebtedness by the Company other than in the ordinary course of its business.

(v)	The alienation, lease, or encumbrance of any immovables of the Company.

(vi)	An amendment to the Articles of Organization or Operating Agreement.

ARTICLE 6

COMPANY ACTIONS AND DECISIONS

Each Member shall be entitled to vote on all matters concerning the Company in accordance with the Operating Agreement.

ARTICLE 7

TRANSFER AND ASSIGNMENT OF MEMBERS INTEREST

The assignment or transfer of a Member’s interest is subject to restrictions as set forth in the Operating Agreement.

ARTICLE 8

LIMITATION OF LIABILITY

No Member or Manager shall ever be liable or responsible for the contracts or faults of this Company, nor shall any mere informality have the effect of rendering this Company null or the Members or Managers to any liability. The Managers are relieved of any personal liability to the fullest extent permitted by law, including, not by way of limitation, any liability for monetary damages for breach of any duty provided for in R.S. 12:1314.

THUS DONE AND SIGNED in the presence of the undersigned competent witnesses and me, Notary, in the Parish of Caddo, State of Louisiana, on this 4th day of November, 1994.

WITNESSES:

/s/ [Signature Appears Here]	/s/ David B. LeBlanc
David B. LeBlanc

/s/ [Signature Appears Here]	/s/ Ann M. George
Ann M. George

/s/ [Signature Appears Here]
Notary Public in and for the State of Louisiana, Parish of Caddo My commission expires at death.

ARTICLES OF AMENDMENT

TO

ARTICLES OF ORGANIZATION

OF

LIFECARE MANAGEMENT SERVICES, L.L.C.

STATE OF LOUISIANA

PARISH OF CADDO

BEFORE ME, the undersigned Notary Public, duly commissioned and qualified, in and for the Parish of Caddo, State of Louisiana, and in the presence of the witnesses hereinafter named and undersigned:

PERSONALLY CAME AND APPEARED:

David B. Leblanc, a competent major residing in Bossier Parish, Louisiana, who, after being duly sworn, declared that:

RECITALS

A. David B. Leblanc and Ann M. George organized the Lifecare Management Services, L.L.C. (“Company”) pursuant to Articles of Organization, dated November 4,1994, and filed with the Secretary of State of November 9, 1994.

B. Article 5. of the Articles of Organization of the Company appoints David B. Leblanc and Ann M. George as the initial Managers of the Company.

C. The members of the Company have elected additional Managers and Officers in accordance with the Operating Agreement entered into by and between the Members after the filing of the Articles of Organizations.

D. The members of the Company unanimously authorized David B. LeBlanc to file an Amendment to the Articles of Organization to set forth the names of the initial Managers and those Managers who may certify the authenticity of Company records and the authority of those acting on behalf of the Company.

NOW, THEREFORE, the Articles of Organization of the Company arc hereby amended as follows: by unanimous consent of the members.

1.

Article 5. of the Articles of Organization is hereby amended to read as follows:

A. The Company shall be managed by Managers. The number and qualifications of the Managers shall be as set forth in the Operating Agreement. The names and addresses of the initial Managers who shall serve until their successors are elected are as follows:

David B. LeBlanc

1128 Louisiana Avenue, Suite E

Shreveport, Louisiana 71134-0506

Ann M. George

1128 Louisiana Avenue, Suite E

Shreveport, Louisiana 71134-0506

John F. George

308 Acadian Place

Shreveport, Louisiana 71106

Dolores G. LaVigne

Suite 301, One Texas Centre

415 Texas Street

Shreveport, Louisiana 71101

Charles L. Williams

2925 Mansfield Road

P.O. Box 3735

Shreveport, Louisiana 71103

Fred L. Phillips

2925 Mansfield Road

P.O. Box 3735

Shreveport, Louisiana 71103

B. Any Manager may act on behalf of the Company and is a mandatory and agent of the Company for all matters in the ordinary course of business.

C. The Operating Agreement contains certain restrictions on the authority of the Managers to act other than in the ordinary course of business of the Company. Any person dealing with the Company may rely upon a certificate of David B. LeBlanc, Ann M. George or Charles L. Williams, to establish the membership of any Member, the authenticity of any records of the Company, or the authority of any person to act on behalf of the Company, including, but not limited to, the authority to take any one or more of the following actions:

(i)	The dissolution and winding up of the Company.

(ii)	The sale, exchange, lease, mortgage, pledge or other transfer of all or substantially all of the assets of the Company.

(iii)	The merger or consolidation of the Company.

(iv)	The incurrence of indebtedness by the Company other than in the ordinary course of its business.

(v)	The alienation, lease, or encumbrance of any immovables of the Company.

(vi)	An amendment to the Articles of Organization or Operating Agreement.

2.

Except as herein amended, all of the other terms, conditions and provisions of the Articles of Organization of the Company shall remain in full force and effect.

THUS DONE AND SIGNED in the presence of the undersigned competent witnesses and me, Notary, in the Parish of Caddo, State of Louisiana, on this 26th day of January, 1995.

WITNESSES:

/s/ Diane Morgan	/s/ David B. Leblanc
David B. Leblanc
[Signature Appears Here]

[Signature Appears Here]
Notary Public in and for the State of Louisiana, Parish of Bossier My commission expires at death.

SECOND ARTICLES OF AMENDMENT

TO

ARTICLES OF ORGANIZATION

OF

LIFECARE MANAGEMENT SERVICES, L.L.C.

STATE OF TEXAS

PARISH/COUNTY OF DALLAS

BEFORE ME, the undersigned Notary Public, duly commissioned and qualified, in and for the Parish or County and State set forth above, and in the presence of the witnesses hereinafter named and undersigned:

PERSONALLY CAME AND APPEARED:

David B. LeBlanc, President of LifeCare Holdings, Inc., a Delaware corporation, who, after being duly sworn, declared that:

RECITALS

A. David B. LeBlanc and Ann M. George organized LifeCare Management Services, L.L.C. (“Company”) pursuant to Articles of Organization, dated November 4, 1994, and filed with the Secretary of State on November 9, 1994, which Articles were amended on January 6, 1995, which amendment was filed with the Secretary of State on May 15, 1995.

B. The Company now has a single Member, who desires to make the duration of the Company perpetual.

C. The Member also desires to amend the provision of the Articles regarding certification.

D. The Member of the Company authorized its Manager, LifeCare Holdings, Inc., a Delaware corporation, to file this Amendment.

NOW, THEREFORE, the Articles of Organization of the Company are hereby amended as follows pursuant to the unanimous consent of its Members:

1. Article 3 of the Articles of Organization is hereby amended in its entirety to read as follows:

ARTICLE 3

DURATION AND TERMINATION

A. The period of the Company’s duration shall be perpetual, and the Company shall not dissolve upon the death, interdiction, withdrawal, expulsion, bankruptcy, or dissolution of a Member or the occurrence of any other event which terminates the continued membership of a Member of the Company.

B. The Company shall terminate upon vote of the Members in accordance with provisions of the Operating Agreement.

2. Article 5 of the Articles of Organization is hereby amended in its entirety to read as follows:

ARTICLE 4

MANAGEMENT

A. The Company shall be managed by Managers. The number and qualifications of the Managers shall be as set forth in the Operating Agreement. The name and address of the sole Manager as of this date and who shall serve until its successors are elected is as follows:

LifeCare Holdings, Inc.

504 Texas Street, Suite 600

Shreveport, Louisiana 71101

B. Any Manager may act on behalf of the Company and is a mandatory and agent of the Company for all matters in the ordinary course of business.

C. The Operating Agreement contains certain restrictions on the authority of the Managers to act other than in the ordinary course of business of the Company. Any person dealing with the Company may rely upon a certificate of David B. LeBlanc, John F. George, Jr., Jimmie M. Stapleton, or Leroy F. Thompson, Jr. to establish the membership of any Member, the authenticity of any records of the Company, or the authority of any person to act on behalf of the Company, including, but not limited to, the authority to take any one or more of the following actions:

(i)	The dissolution and winding up of the Company.

(ii)	The sale, exchange, lease, mortgage, pledge or other transfer of all or substantially all of the assets of the Company.

(iii)	The merger or consolidation of the Company.

(iv)	The incurrence of indebtedness by the Company other than in the ordinary course of its business.

(v)	The alienation, lease, or encumbrance of any immovables of the Company.

(vi)	An amendment to the Articles of Organization or Operating Agreement.

3. Except as herein amended, all of the other terms, conditions and provisions of the Articles of Organization of the Company shall remain in full force and effect.

THUS DONE AND SIGNED in the presence of the undersigned competent witnesses and me, Notary, in the Parish or County and State first set forth above, on this 12 day of June, 1998.

WITNESSES:	LIFECARE HOLDINGS, INC., Manager

[Signature Appears Here]	By:	/s/ David B. LeBlanc
David B. LeBlanc, President
[Signature Appears Here]

[SEAL]	CAROL C. CHAPMAN
Notary Public STATE OF TEXAS _____________________

Carol C. Chapman
Notary Public in and for the Stateof Texas Countyof Dallas My commission expires at death. 04-04-00